UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NetRatings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

THE FOLLOWING PRESS RELEASE WAS DISTRIBUTED ON MAY 24, 2007.

Contact:

Susan Hickey

NetRatings, Inc.

212-703-5909

shickey@netratings.com

NETRATINGS ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS

New York, May 24, 2007– NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced that it has called a special meeting of stockholders for June 22, 2007 to consider and vote on a proposal to adopt the previously announced merger agreement pursuant to which The Nielsen Company and its subsidiaries will acquire the outstanding publicly held minority interest in NetRatings for $21.00 in cash per share.

NetRatings’ stockholders of record at the close of business on April 27, 2007 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. The special meeting will be held on Friday, June 22, 2007, at 9:00 a.m. Eastern Time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, New York 10104. NetRatings will mail its definitive proxy statement to its stockholders on or about May 24, 2007.

Important Additional Information Regarding the Transaction

In connection with the proposed merger, NetRatings has filed a definitive proxy statement with the Securities and Exchange Commission. Stockholders of NetRatings are urged to read the definitive proxy statement regarding the proposed merger because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement as well as other filings containing information about Nielsen and NetRatings, without charge, at the SEC's Internet site (http://www.sec.gov). In addition, copies of the definitive proxy statement can be obtained, without charge, by directing a request to NetRatings, Inc., 120 West 45th Street, New York, NY 10036, Attention: Susan Hickey, 212-703-5900.

NetRatings, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NetRatings’ directors and executive officers is set forth in NetRatings’ annual report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007, and in the definitive proxy statement relating to the

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merger. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement, the Schedule 13E-3 transaction statement and other relevant materials filed with the Securities and Exchange Commission.

About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement

This news release contains “forward-looking statements.” Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Nielsen’s and NetRatings’ management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the merger transaction or to satisfy other conditions to the merger transaction on the proposed terms and schedule; increased competition and NetRatings’ business and financial results. Information about potential factors that may affect NetRatings’ business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2006 and its quarterly reports on Form 10-Q, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Each of these documents is on file with the SEC and is available free of charge at the SEC’s Internet site (http://www.sec.gov). Readers of this press release are referred to such filings. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release or the date of the documents incorporated by reference in this news release.

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